UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CLOUDERA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Employee Facing FAQ’s

For All Employees

What is being announced?

Cloudera announced that it has entered into a definitive agreement to be acquired by leading global investment firms, CD&R and KKR, in an all-cash transaction that values Cloudera at approximately $5.3 billion, or $16.00 per share.

Why is this good for Cloudera?

We believe that as a private company, we can be even more agile with greater flexibility to continue investing in innovation for the long term, building on our leadership position, staying ahead of competitors and serving our customers better.

Why is this good for Cloudera employees?

We can further build upon our prior success and execute our long-term business plan as a more agile company, including driving our roadmap for CDP, and investing in CDP SaaS, CDP Hybrid Cloud and new SaaS data offerings. This move enables us all to double down on our vision and strategy.

Why is this good for Cloudera customers?

Our customers have supported our vision and strategy. They want us to deliver more and faster. As a private company, we can continue driving our roadmap for CDP and further invest in CDP Hybrid Cloud and CDP SaaS .

Why is this good for Cloudera shareholders?

We believe this transaction, which was unanimously approved by our Board of Directors, provides significant and immediate value to stockholders, who will receive a cash payment of $16.00 per share. This is a 24% premium over the closing share price as of May 28th, 2021 and a 30% premium over the 30-day volume weighted average price.

Does this change our priorities?

Our priorities remain intact:

1.	Deliver improved product quality and the enterprise functions our customers expect.

2.	Continuous innovation of our tech - CDP.Next.

3.	Prove CDP Public Cloud is viable, competitive and can be monetized at scale for mission-critical enterprise workloads and use cases.

4.	Growth.

5.	Continue transformation from an on-prem legacy company to a cloud company built on a digital model.

Why do CD&R and KKR want to acquire Cloudera?

CD&R and KKR have a proven track record and focus on operational excellence to build stronger, more profitable businesses. Both firms have followed Cloudera’s journey over a number of years and believe in our mission of helping companies make better use of their data in the ever-evolving hybrid IT environment. They share our excitement about CDP and believe it has emerged as the clear leader in hybrid and multi-cloud analytics that is delivering transformative business insights for the world’s largest and most successful enterprises.

CD&R and KKR are investing to support Cloudera’s long-term innovation, growth, and operational effectiveness. They bring resources, expertise, and a long term investment horizon that will help to drive product innovation, cloud transformation and customer growth. As a private company, with the strong support of investors who share our vision, we will have flexibility to double down on leading in hybrid and multi-cloud analytics, the agility to move quickly and take risks, and strong alignment focused on driving long term global growth.

Can you share additional financial details of the deals?

The terms of this all-cash deal provide substantial value to Cloudera stockholders. CD&R & KKR will acquire all outstanding shares of Cloudera common stock for a total value of approximately $5.3 billion. Stockholders will receive $16.00 in cash per share, representing a 24% premium over the closing share price as of May 28th, 2021 and a 30% premium over the 30-day volume weighted average price.

When does this happen, what is the timeline?

The CD&R and KKR acquisition of Cloudera is expected to close in the second half of 2021.

Is there a chance that the deal will not close, and if so, what will happen?

Closing of the deal is subject to customary closing conditions, including the approval of Cloudera stockholders and antitrust approval. That being said, we have a high degree of confidence that the deal will close. If, in the rare event, the deal does not close, we will continue to run Cloudera as an independent public company… Business as usual.

What happens until the transaction closes?

Until the closing, we will be running Cloudera business as usual.

What happens during the 30-day “go-shop” period?

The “go-shop” period is a common provision in acquisition agreements which allows the Cloudera Board and its advisors to actively initiate, solicit and consider alternative acquisition proposals from third parties. The Board will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and Cloudera does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required..

Why does this investment matter to the industry?

See vision blog.

Does this change the Cloudera leadership team?

No. It is business as usual.

Will the name of the company change?

No, Cloudera will remain Cloudera, Inc.

What information can be shared with customers and partners?

The primary public information sources are the press releases and vision blog. We can share and clarify information in those documents, but cannot offer any additional detail about the transaction. We cannot share any information that has not been publicly communicated.

Will there be a freeze on hiring?

No. We are operating business as usual and executing against our plans and objectives.

Will we honor pending offers and pending starts?

Yes. We are operating business as usual and executing against our plans and objectives.

How will new hires and offers letters be handled between now and close?

It is business as usual. If a role has an equity component to it, the offer letter will still offer equity in Cloudera. As we approach the close date, the nature, and structure of offer letters may change.

Cloudera Employee Questions

What about my future, do I have a job?

We are operating business as usual and executing against our plans and objectives, which should provide opportunities for employees. The markets we are competing in are growing rapidly and expected to do so for the foreseeable future. We are committed to improving our competitive position versus the Cloud Providers and Point Providers. We believe the opportunity is great.

What happens to my equity and the June 15 vest?

The June 15th vesting date will occur as normal.

What happens to my unvested RSUs?

At the time of the closing, all unvested equity (such as RSUs) will be exchanged for a cash award, at the price of $16.00 per share, that will continue to vest on the original vesting schedule.

Can I choose to roll my stock? That is, can I decline to sell and keep an ownership stake in Cloudera? If yes, will there be a single class of stock?

No, you cannot roll your stock into the private company. Your common stock will be converted into the right to receive the merger consideration of $16.00 per share.

What happens to the ESPP program?

The June 20 ESPP purchase will be business-as-usual. At that time, the program will be suspended. Starting on June 21, all contributions to the ESPP will automatically stop.

Will there still be broad-based equity refresh grants in the future?

There may be a refresh of our total rewards strategy once the transaction closes. By total rewards, we mean the comprehensive set of pay and benefits that employees receive. We know that we operate in very competitive job markets and we expect to continue to deliver compelling compensation and benefits.

What happens to the recently announced 10b5-1 Trading Plan?

Eligible participants can still put 10b5-1 Plans in place using the new E-Trade feature. However, given our anticipated timeline for completing the transaction, the utility of a 10b5-1 Plan for trading in future blackout periods will be limited.

Will employees be able to sell stock in the normal open window? What about the general public?

Generally, yes to both. Our stock will continue trading right up until the transaction closes. As always, employees who are in possession of material non-public information (including information about the transaction) are not allowed to trade, even during our quarterly open windows.

Will there be layoffs?

There are no layoffs planned. Cloudera’s core strategy has not changed and we will continue to execute it. We are operating business as usual and executing against our plans and objectives. We will continue to operate with a headcount that we believe will enable us to compete and win in the marketplace.

Will there be any reorganizations or changes in the reporting structure?

No big changes are planned. It is business as usual.

Will there be any changes to benefits?

No, not because of this transaction. As in the past, we may continue to make changes to our benefit plans over time to provide an attractive total compensation package.

Will my compensation change?

There are no plans to make any changes to compensation at this time. We realize we are in a competitive market and will continue to ensure our offerings live up to that.

Will our corporate bonus plan or payout dates change?

No, it will be business as usual.

Will our 401k or matching change?

No, it will continue business as usual.

Will there be any changes to the upcoming Unplug days or program?

All currently scheduled days will continue as planned. As discussed on last week’s Town Hall, we will reevaluate the program going forward in August.

Will our vacation policy change?

No, it will continue to be business as usual.

Will my reporting structure change?

There are no plans to make any organizational changes at this time. It’s business as usual.

What happens to our Digital Transformation efforts?

No change - business as usual

Will my visa/green card/employment pass be affected?

We do not expect any major impact to current immigration statuses or processes.

What happens to people on LOA (leave of absence)?

No change - business as usual.

I have a pending leave that has been approved, will it be honored?

Yes. Business as usual.

Will this change the recently announced Return to Office plans?

No, it won’t.

Datacoral and Cazena Employee Questions

Will the Datacoral and Cazena founders/executives remain with the business?

Yes, the founders and key employees of both companies have accepted offers to join Cloudera following the acquisition.

Will all Datacoral and Cazena employees be joining Cloudera or will there be layoffs?

Not all employees will be joining Cloudera. We have already communicated individually with the employees who will be joining Cloudera.

When will the acquisition be completed?

We expect to close the acquisition in the next week or two.

As an employee, if I hold stock in Datacoral or Cazena, will I get paid for that stock?

The exact distribution of deal proceeds has not yet been determined, and will not be known until shortly before the closing of the transaction. If your vested equity awards will be exchanged for cash, your manager will communicate with you individually.

What does it mean for my stock options?

All unvested stock options of Datacoral and Cazena will be cancelled at the closing. With respect to vested options, your manager will communicate with you individually about what happens to these awards.

Will our benefits change?

All employees of Datacoral and Cazena who join Cloudera will also join Cloudera’s benefits plans and programs when the transactions are closed.

Will our compensation change?

All compensation details have been communicated directly to the individuals at each company.

Will our pay cycle change?

All employees of Datacoral and Cazena who join Cloudera will switch over to Cloudera’s payroll. Our standard payroll runs twice a month in the US.

What’s the timeline for integration?

We have already spun up the Post-Merger Integration Team, so that integration will begin immediately upon closing.

Will this news impact any of the current projects / deals within my pipeline?

Your manager will work with you directly on figuring out what projects/deals you will work on following the acquisition.

Am I responsible for communicating this news to customers?

The initial communications with customers will be handled by Senior Leadership. We will make a Customer FAQ available to address some of the common questions that your customers might have.

Where do I go for more information?

Please talk to your manager for additional information about how the acquisition impacts you.

Important Information and Where to Find It

In connection with the proposed transaction between Cloudera, Inc. (“Cloudera”) and an affiliate of CD&R and KKR, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. Cloudera expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Cloudera stockholders. Cloudera may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Cloudera may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Cloudera through the website maintained by the SEC at www.sec.gov, Cloudera’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Cloudera investor relations department at the following:

Kevin Cook

investor-relations@cloudera.com

650-644-3900

Participants in the Solicitation

Cloudera and certain of its directors, and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cloudera’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. Cloudera stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Cloudera directors and executive officers in the transaction, which may be different than those of Cloudera stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Cloudera’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cloudera, CD&R and KKR, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Cloudera’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on Cloudera’s business and general economic conditions; (vii) Cloudera’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm Cloudera’s business, including current plans and operations; (xi) the ability of Cloudera to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting Cloudera’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which Cloudera operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Cloudera’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Cloudera’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Cloudera’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Cloudera’s financial condition, results of operations, or liquidity. Cloudera does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.